UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2010
PAA Natural Gas Storage, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-34722 (Commission File Number)	27-1679071 (IRS Employer Identification No.)
333 Clay Street, Suite 1500, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-2.1
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On December 28, 2010, PAA Natural Gas Storage, L.P. (the “Partnership” or “PNG”) entered into a definitive purchase and sale agreement (the “Agreement”) with SGR Holdings, L.L.C. and Southern Pines Energy Investment Co., LLC to acquire SG Resources Mississippi, L.L.C., which entity owns the Southern Pines Energy Center natural gas storage facility (the “Acquisition”). Plains All American Pipeline, L.P. (“PAA”) is also a party to the Agreement for the limited purpose of providing certain indemnity support regarding PNG’s obligation to fund the purchase price at closing. Subject to regulatory approval, the Acquisition is expected to close during the first quarter of 2011. Total consideration for the Acquisition is approximately $750 million, subject to adjustment as provided in the Agreement.
     The Southern Pines Energy Center is a FERC-regulated, high-performance, salt-cavern natural gas storage facility located in Greene County, Mississippi. The facility’s permits allow for 40 billion cubic feet (BCF) of working capacity from four storage caverns. The facility commenced service in 2008 and three caverns are currently in operation. A fourth cavern is currently being drilled and the facility has the capacity for further expansion if warranted by market demand and subject to availability of additional permits. Southern Pines has an aggregate of 48,000 horsepower of compression and is permitted to accommodate daily injection and withdrawal capabilities of approximately 1.2 BCF and approximately 2.4 BCF of gas per day, respectively. Southern Pines is designed to accommodate daily injection and withdrawal capabilities of 1.5 BCF and 3.0 BCF, respectively. Utilization of such incremental capacity is subject to market demand and would require governmental approval. Southern Pines is connected directly or indirectly to 8 major natural gas pipelines servicing the Gulf Coast, Northeast, Mid-Atlantic and Southeastern US markets.
     Based on the Partnership’s estimates of current working capacity and the projected working capacity to be created, the facility is fully contracted for the 2011/2012 and 2012/2013 storage seasons and substantially contracted for the 2013/2014 and 2014/2015 storage seasons (storage seasons run from April — March). Existing contracts have a remaining weighted average term of approximately 5.5 years. Working capacity of salt cavern facilities is dependent, among other factors, on cavern temperature and pressure as well as the leaching rate achieved to create incremental space. As a result, aggregate capacity available to serve existing contracts may at times exceed or lag aggregate contractual obligations. Accordingly, forward projections of working capacity and the extent to which the facility is contracted constitute forward-looking statements that depend on estimates and assumptions regarding such factors, and are subject to various risks (including those identified in PNG’s Exchange Act filings). Actual working capacity and contracting levels may vary materially from the levels indicated.
     The Partnership has arranged financing of $800 million to fund the purchase price, closing costs, and the first 18 months of expected expansion capital. This financing is composed of $600 million of equity, approximately $262 million of which will be provided by a private placement of Partnership units to funds managed by Kayne Anderson Capital Advisors, Tortoise Capital, ClearBridge Advisors and other investors. PAA will provide the remaining $338 million of equity capital through the purchase of approximately 15 million Common Units (defined below) and a proportionate general partner capital contribution of approximately $12 million. As a result of this transaction, PAA’s aggregate ownership in PNG will decrease to 70% from 77% prior to the transaction. PAA will continue to own 100% of PNG’s general partner and PNG’s incentive distribution rights. PAA will also provide debt financing in the form of a $200 million three-year loan to PNG.
Item 3.02 Unregistered Sales of Equity Securities
     In connection with the equity financing described in Item 1.01 above, on December 23, 2010, the Partnership entered into a Common Unit Purchase Agreement with the purchasers named therein (collectively, the “Equity Purchasers”) providing for the sale of approximately 12.2 million common units representing limited partner interests in the Partnership (the “Common Units”) at a purchase price of $21.75 per Common Unit. The Partnership has agreed to pay a 1% commitment fee to the Equity Purchasers, which will be netted against the purchase price. The net proceeds from the sale of the Common Units will be approximately $262 million and will be payable in cash upon closing, which is expected to occur substantially contemporaneously with the closing of the Acquisition described in Item 1.01 above. If the closing of the private placement is after the record date for the Partnership’s distribution with respect to the fourth quarter of 2010, the price per Common Unit will be reduced by such distribution, the total purchase price will remain the same and the number of Common Units issued will increase accordingly. At closing, the Partnership will enter into a Registration Rights Agreement with the Equity Purchasers providing them with certain rights relating to registration of the Common Units under the Securities Act. The closing of the private placement is subject to certain conditions including: (i) the closing of the Acquisition; (ii) NYSE approval for listing of the issued Common Units; and (iii) the Partnership obtaining gross equity proceeds of at least $600 million on terms at least as favorable as the private placement and debt financing of at least $200 million at a fixed interest rate of no higher than 5.5% per annum and an initial minimum term of three years. The sale of the Common Units will be made in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.
Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
     On December 29, 2010, the Registrant issued a press release announcing the Acquisition and related equity financing. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 2.1 —	Purchase and Sale Agreement dated December 28, 2010 by and among SGR Holdings, L.L.C., Southern Pines Energy Investment Co., LLC and PAA Natural Gas Storage, L.P.

Exhibit 10.1 —	Common Unit Purchase Agreement dated December 23, 2010 by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.

Exhibit 10.2 —	Form of Registration Rights Agreement by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.

Exhibit 99.1 —	Press Release dated December 29, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA Natural Gas Storage, L.P.
Date: December 30, 2010	By:	PNGS GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description
2.1	Purchase and Sale Agreement dated December 28, 2010 by and among SGR Holdings, L.L.C., Southern Pines Energy Investment Co., LLC and PAA Natural Gas Storage, L.P.

10.1	Common Unit Purchase Agreement dated December 23, 2010 by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.

10.2	Form of Registration Rights Agreement by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.

99.1	Press Release dated December 29, 2010.